Proposed Separation of Oncology Business & Third Quarter 2022 Financial Results November 2, 2022 Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Information Certain statements set forth in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: Alkermes plc’s (the “Company”) expectations concerning its future financial, commercial and operating performance, business plans or prospects, including its assumptions regarding royalty payments on sales of XEPLION®, TREVICTA® and BYANNLI ® outside the U.S. through December 2022, and expectations concerning revenue growth, value creation and profitability; the Company’s plans to separate its neuroscience and oncology businesses, including the anticipated timing, structure, costs and benefits of the proposed separation and expectations concerning the anticipated business profiles and future financial and operating performance, business plans or prospects of the two businesses if separated; and the potential therapeutic and commercial value of the Company’s products and product candidates, including the broad potential clinical utility of nemvaleukin. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements contained in this presentation are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: the Company may not be able to achieve its targeted financial and profitability metrics in a timely manner or at all; the impacts of the ongoing COVID-19 pandemic and continued efforts to mitigate its spread on the Company’s business, results of operations or financial condition; the Company may not ultimately separate its oncology business during 2023 or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect the planned separation of the Company’s neuroscience and oncology businesses; disruption to the Company’s operations resulting from the planned separation; the Company may be unable to make, on a timely or cost-effective basis, the changes necessary to separately operate its neuroscience and oncology businesses; the separation or announcement thereof may adversely impact the Company’s ability to attract or retain key personnel; the unfavorable outcome of arbitration or litigation, including the arbitration proceedings with Janssen Pharmaceutica N.V. (“Janssen”) and so-called “Paragraph IV” litigation or other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the Company’s products or products using the Company’s proprietary technologies; clinical development activities may not be completed on time or at all; the results of the Company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (“FDA”) or other regulatory authorities may not agree with the Company’s regulatory approval strategies or components of the Company’s marketing applications and may make adverse decisions regarding the Company’s products; the Company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the Company’s products or an increase in the Company’s financial obligations to government payers; the Company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks, assumptions and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are available on the SEC’s website at www.sec.gov, and on the Company’s website at www.alkermes.com in the ‘Investors – SEC filings’ section. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation. Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including non-GAAP net income and non-GAAP earnings per share. The Company provides these non-GAAP financial measures of the Company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the Company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the Appendix of this presentation. Note Regarding Trademarks: The Company and its affiliates are the owners of various U.S. federal trademark registrations (®) and other trademarks (TM), including ARISTADA®, ARISTADA INITIO® , LYBALVI® and VIVITROL®. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto.

Agenda Introduction Sandy Coombs, SVP, Investor Relations & Corporate Affairs Proposed Separation of Oncology Business Richard Pops, Chief Executive Officer Q3 2022 Financial Results Iain Brown, Chief Financial Officer Q3 2022 Commercial Review Todd Nichols, Chief Commercial Officer Q&A

Phase 2/3 Advanced solid tumors Oncology Neuroscience Pipeline of novel development candidates designed to target significant unmet needs Alkermes Today Licensed to and commercialized by Biogen (royalty & manufacturing revenue) Phase 1 Narcolepsy ALKS 2680 HDAC Inhibitors Preclinical Neurology/neuropsychiatry Nemvaleukin Alfa IL-12 IL-18 Preclinical Advanced solid tumors Significant, diverse revenues with new growth opportunities

Clear Value Propositions for Neuroscience and Oncology Neuroscience Commercial progress Strong uptake of LYBALVI® one year into launch Continued growth of VIVITROL® and ARISTADA® Pipeline advancements ALKS 2680: Orexin 2 receptor agonist, entering phase 1; Proof-of-Concept study data expected in 2023 Profitability Established commercial infrastructure that provides opportunity to drive operating leverage and profitability Strong investor focus on neuroscience and profitable biopharmaceutical companies Oncology Late-stage development asset Nemvaleukin alfa: novel, investigational, engineered IL-2 variant and potential first-in-class cancer immunotherapy Potential registration-enabling studies underway in two difficult-to-treat tumor types Potential to be used in a wider range of combinations and tumor types Protein engineering capabilities and pipeline Additional preclinical engineered cytokines: IL-12 and IL-18 Enhanced value proposition of biologics post-Inflation Reduction Act

Exploring Separation of Oncology Business as Part of Ongoing Board-Level Review of Strategic Alternatives Drive a sharp strategic focus with distinct management teams with relevant therapeutic expertise Simplify capital allocation decision-making and increase flexibility Enable capital markets to better assess value, performance and potential, and attract a long-term shareholder base suited to each business Separation of the oncology business expected to drive benefits for both neuroscience and oncology businesses

Post-Separation Alkermes‡ Pure-Play, Commercial-Stage Neuroscience Company Development Pipeline Early-stage neuroscience pipeline: ALKS 2680, orexin 2 receptor agonist in phase 1 Portfolio of preclinical neuroscience assets Proprietary Products Topline primarily driven by growth of proprietary commercial products in addiction and psychiatry Commercial Capabilities Established commercial capabilities in psychiatry and addiction Opportunity to capture operating leverage Separation expected to enhance profitability Builds on Alkermes heritage of innovation and excellence in neuroscience ‡ Assuming separation is effected through a spin-off of the oncology business into an independent, publicly-traded company

Post-Separation Oncology Co.‡ Pure-play, Development-Stage Oncology Company Investment thesis anchored by potential medical and economic value of nemvaleukin alfa: Potential first-in-class IL-2 variant immunotherapy Anti-tumor activity observed both as a single agent and with checkpoint inhibitors (CPI), in CPI-unapproved tumor types and post-CPI settings Potential registration-enabling studies underway in mucosal melanoma* and platinum-resistant ovarian cancer**, each with FDA Fast Track Designation Multiple potential routes of administration/dosing schedules being investigated * Also granted FDA Orphan Drug Designation; **In combination with pembrolizumab ‡ Assuming separation is effected through a spin-off of the oncology business into an independent, publicly-traded company Sophisticated protein engineering platform capabilities and early-stage development assets Tumor-targeted split IL-12 program IL-18 program Nemvaleukin has broad potential clinical utility and offers an opportunity for significant value creation as the development program advances and expands. Highly-experienced team with scientific and clinical trial expertise to efficiently advance pipeline. Opportunity to attract oncology-focused investors.

Potential Separation‡: Next Steps Separation, if consummated, expected to be completed in H2 2023 Timing Financial Expectations Leadership Closing Conditions Expect to incur transactional and separation expenses prior to completion of any separation 2023 financial expectations and long-term profitability targets for Alkermes to be discussed on February 2023 earnings call Oncology Co.: Details on management and board of directors to be provided at a later date Alkermes: Richard Pops to continue as CEO and Chairman Final approval by Alkermes Board of Directors Customary closing conditions Oncology Co. expected to be located within Alkermes’ existing Waltham, Mass. campus Facilities and research and manufacturing operations in Wilmington, Ohio and Athlone, Ireland expected to remain with Alkermes Location ‡ Assuming separation is effected through a spin-off of the oncology business into an independent, publicly-traded company

Q3 Financial and Operational Performance

In millions In millions In millions Q3 2022 Financial Results Summary * Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the Appendix of this presentation.

Third Quarter 2022 Revenue Summary

In millions, except %	Q3'22	Q3'21	Δ Q3'22 vs. Q3'21
Total Proprietary Net Sales	$199.4	$157.7	26%
VIVITROL®	$96.5	$88.8	9%
ARISTADA®*	$75.7	$68.9	10%
LYBALVI®	$27.1	-	NA
Manufacturing & Royalty Revenue**†	$52.9	$136.3	(61%)
Research & Development Revenue	$0.0	$0.1	NA
Total Revenue	$252.4	$294.1	(14%)

Amounts in the table above may not sum due to rounding.

*Inclusive of ARISTADA INITIO®

**In Q3'22, royalty revenues from INVEGA SUSTENNA®/XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® (the "long-acting INVEGA products") were $26.7 million, compared to $79.3 million in Q3'21. This decrease was driven by Janssen's partial termination of the license agreement related to sales of the long-acting INVEGA products in the U.S., effective Feb. 2, 2022. In April 2022, Alkermes commenced binding arbitration proceedings related to, among other things, Janssen's partial termination of the license agreement and Janssen's royalty and other obligations under the agreement.

† In Q3'22, the Company recorded a one-time reversal of royalty revenue of approximately $21.5 million due to the outcome of recent arbitration proceedings related to agreements pertaining to AMPYRA, which includes a $16.5 million arbitration award and other royalty revenue that was previously recognized.

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© 2022 Alkermes. All rights reserved.

Alkermes: 2022 Financial Expectations*

(in millions, except per share amounts)	Current Financial Expectations for Year Ending Dec. 31, 2022 *(Provided 11/2/22)*	Previous Financial Expectations for Year Ending Dec. 31, 2022 *(Provided 7/27/22)*
Revenues	$1,070 – $1,120	$1,050 – $1,120
COGS	$220 – $230	$215 – $225
R&D Expense	$385 – $400	$380 – $400
SG&A Expense	$590 – $605	$575 – $605
Amortization of Intangible Assets	~$35	~$35
Interest Expense, net	$5 – $10	$5 – $10
Other Expense, net	~$20	~$15
Income Tax Benefit	$10 – $15	$10 – $15
GAAP Net Loss	($155) – ($185)	($145) – ($175)
GAAP Net Loss Per Share	($0.95) – ($1.13)	($0.88) – ($1.07)
Non-GAAP Net Income‡	$25 – $55	$15 – $45
Non-GAAP Earnings Per Share (Basic and Diluted)‡	$0.15 – $0.33	$0.09 – $0.27

- Expected net sales of proprietary products:
  - VIVITROL® net sales of $370M – $380M
  - ARISTADA® net sales of $300M – $310M
  - LYBALVI® net sales of $88M – $95M
- Assumes $115M – $120M of royalties related to sales of INVEGA SUSTENNA®, INVEGA TRINZA® and INVEGA HAFYERA® in the U.S. through January 2022 and sales of XEPLION®, TREVICTA® and BYANNLI® outside the U.S. through December 2022

*These expectations are provided by the Company on Nov. 2, 2022 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations.
‡Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix of this presentation.

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© 2022 Alkermes. All rights reserved.

VIVITROL® Performance and Expectations Q3’22 year-over-year net sales increased 9% to $96.5M Gross-to-net deductions: 51.2% in Q3’22, compared to 52.3% in Q3’21 FY’22 net sales expected to range from $370M – $380M* Expect gross-to-net deductions of ~51% in FY’22 VIVITROL Quarterly Net Sales ($M) * These expectations are provided by the Company on Nov. 2, 2022 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations.

ARISTADA® Performance and Expectations Q3’22 year-over-year net sales increased 10% to $75.7M Gross-to-net deductions: 54.6% in Q3’22, compared to 54.8% in Q3’21 FY’22 net sales expected to range from $300M - $310M†* Expect gross-to-net deductions of ~54% in FY’22 ARISTADA Quarterly Net Sales ($M)* *Inclusive of ARISTADA INITIO® † These expectations are provided by the Company on Nov. 2, 2022 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations.

ARISTADA® Prescription Growth Trends Q3’22 year-over-year growth of 7% on TRx months of therapy (MOT) basis Market share: TRx MOT: 10% of atypical LAI market prescriptions in Q3’22 ARISTADA Quarterly TRx MOT Source: IQVIA NPA

LYBALVI® Performance and Expectations LYBALVI Quarterly Net Sales ($M) † These expectations are provided by the Company on Nov. 2, 2022 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. Q3’22 net sales of $27.1M reflect 35% sequential growth compared to Q2’22 Q3’22 gross-to-net deductions: ~26%, reflecting continued less restrictive initial commercial payer coverage than anticipated, which reduced the cost associated with patient copay assistance program FY’22 net sales expected to range from $88M - $95M† Expect gross-to-net deductions of ~27% in FY’22

LYBALVI® Prescription Growth Trends *Source: IQVIA NPA Weekly Q3’22 total TRx: ~23,000 reflecting 35% sequential growth compared to Q2’22 ~6,000 prescribers had written a prescription for LYBALVI since launch reflecting 41% increase since Q2’22

Appendix Confidential, Internal Use Only

Appendix: Financial Results GAAP to Non-GAAP Adjustments (In millions) Quarter Ended September 30, 2022 Quarter Ended September 30, 2021 Net Loss — GAAP $ (63,974) $ (28,988) Adjustments: Share-based compensation expense 26,051 25,600 Depreciation expense 10,431 9,775 Amortization expense 9,166 9,615 Legal settlement 15,905 – Income tax effect related to reconciling items (17) 2,243 Non-cash net interest expense 116 117 Change in the fair value of contingent consideration 5,835 5,195 Non-GAAP Net Income $ 3,513 $ 23,557

Appendix: 2022 Guidance GAAP to Non-GAAP Adjustments (In millions, except per share data) Year Ended December 31, 2022 Shares (Loss) Earnings Per Share Projected Net Loss — GAAP $ (170.0) 164 $ (1.04) Adjustments: Share-based compensation expense 91.0 Depreciation expense 40.0 Amortization expense 35.0 Change in the fair value of contingent consideration 24.0 Legal settlement 16.0 Income tax effect related to reconciling items 3.0 Non-cash net interest expense 1.0 Projected Net Income — Non-GAAP $ 40.0 169 $ 0.24 Projected GAAP and non-GAAP measures reflect the mid-points within our financial expectations ranges.

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